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RemotelyMe

RemotelyMe is veteran-owned and a Pepperdine Most Fundable Companies Silver Award winner out of 3K+ startups. We transform workers into winners with our visual neuroscience and cognitive AI SaaS platforms that transcend outdated talent assessment and training solutions.


REMOTELYME
We Transform Workers into Winners
with Neuroscience & Cognitive AI SaaS
HUMAN RESOURCES
CAREERS
AI
RECRUITING
• Most Fundable Companies Silver Award Winner
• Veteran-Owned, Disrupting $500B Markets
• Patent-Pending IP, Trusted by Industry Giants
• Board Advisors From Blue Chip Firms

Invest

$99 minimum investment

DEADLINE: May 3, 2024

in 2 months

SHARE PRICE
$1

TOTAL RAISED
$0

VALUATION
$4,410,000

4(a)(6) offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

RemotelyMe is a Pepperdine Most Fundable Company Silver Award Winner and a Starr Conspiracy (analyst) Top 25 Work Tech award winner.

Our CEO was the co-founder of an Inc. 5000 consulting firm with blue chip clients, and wrote two books about the world's #1 workplace problem: low trust. Our Chief Science Officer is a PhD neuroscientist, and also wrote a book on this topic. LinkedIn and Harvard University say almost 90% of failures are related to soft skills. Deloitte says high trust drives 400% more business performance, 88% more customer loyalty, and 79% more productivity.

Unlike traditional and ineffective talent assessments and personality tests, we believe we have the only pre-employment talent evaluations that use visual neuroscience and cognitive AI to measure ten primary soft skills and core trust factors to help you get the perfect job that you'll love almost as much as you love your dog. RemotelyMe donates a portion of our proceeds to veteran's non-profits.

Pepperdine Most Fundable Company

SILVER AWARD WINNER
(out of 3,000+ startups)

- ✓ *Extensive due diligence*
- ✓ *Investment validation*
- ✓ *National recognition*


MOST
Fundable
COMPANIES®
PEPPERDINE | GRAZIADIO
BUSINESS SCHOOL


Entrepreneur
The FUTURE of ENTREPRENEURSHIP


"The next generation beyond Start with Why and The Challenger Sale."
—INDY BAINS, VP Marketing, Workday
START WITH WHO
HOW SMALL TO MEDIUM BUSINESSES CAN WIN BIG WITH TRUST AND A STORY
W. CRAIG REED
New York Times Bestselling Author
Foreword by EOS Visionaries
MIKE PATON and MARK O'DONNELL


FOREWORD BY GORDON R. ENGLAND
Former Deputy Secretary of Defense and Secretary of the Navy
THE 7 SECRETS OF NEURON LEADERSHIP
WHAT MILITARY COMMANDERS, NEUROSCIENTISTS, AND THE ANCIENT GREEKS TEACH US ABOUT INSPIRING TEAMS
New York Times Bestselling Author
W. CRAIG REED
WILEY


NEW YORK TIMES BESTSELLER
RED NOVEMBER
INSIDE THE SECRET U.S.-SOVIET SUBMARINE WAR
"If Tom Clancy had turned The Hunt for Red October into a nonfiction thriller, W. Craig Reed's Red November might be the result. . . . Not to be missed!"
—JAMES ROLLINS, bestselling author of ALTAR OF EDEN
W. CRAIG REED

PROBLEM

Gallup says 80% of workers don't trust employers and are disengaged, and although 82% of employers still require pre-employment talent assessments to solve this, most are outdated and ineffective. One of our Board Advisors applied for a CHRO position with a tech firm that required a test invented 50+ years ago. She's neurodiverse, struggled with questions she found confusing and conflicting, and was not hired.

We're on a mission to ensure our fellow veterans, their families, and you don't lose a job because these tests are frustrating and have low validity. Users often report that they don't reveal true strengths, soft skills, and most importantly, trust factors. One bad hire can cost an employer $240,000, but it might cost you even more. Perhaps even your home, career, and happiness. **This is a global problem estimated to cost firms almost $9 trillion per year, and it's only getting worse.**


82% of firms use talent assessments
Big 5 ASSESSMENTS
But none measure Trust or the top ten Soft Skills
"I was denied a job after taking a confusing and inaccurate personality test invented fifty years ago."
--Neurodiverse CHRO, Leading Tech Firm

SOLUTION

Our CEO was a Navy Diver and co-founder of an Inc. 5000 consulting firm. Our Chief Science Officer is a PhD neuroscientist. RemotelyMe's technology is based on books they wrote, including *Start With Who* that Ken Blanchard *(One Minute Manager)* says is "thought-provoking" and *The 7 Secrets of Neuron Leadership* with a Foreword by a former Deputy Secretary of Defense. We **combine work tech with biotech** to offer our customers a new, exciting, and more effective way to know who they are hiring and whether they can be trusted, why their soft skills are a match for an open position and the company's culture, and how they can retain the best talent with personalized learning and development.

- Our **PDQAPP™ LinkedIn AI profiler** only takes one click and 15-seconds (vs. ~15 min) to analyze a candidate and flag suspicious profiles.
  – ChatGPT prompts are created to personalize candidate emails and messages in 5 sec (vs ~15 min).
- Our 9-minute (vs. ~45 min) **CQI VINES™ Talent Evaluations** use visual neuroscience and cognitive AI to evaluate soft skills and trust factors with 93% Cronbach's Alpha validity (vs ~67%) and 98% completion rates (vs 66%).
- Want to accelerate your career? Our **HITAP™ High Trust Accredited Professional** personalized Learning & Development platforms use behavioral science to select optimal courses and actions to improve specific soft skills and certify you as a High Trust Accredited Professional.


PDQAPP™
LinkedIn AI Contact Analysis
Ideal Prospect Scores
Trust-building playbooks
ChatGPT message prompts
LinkedIn
REMOTELYME
German Garcia-Fresco
Neuroscientist
ACHIEVER
German Garcia-Fresco, PhD.


CQI™
9-min Visual Neuroscience Evaluation
WHAT'S YOUR CQ?
Click START to complete your 9-minute Visual Neuroscience Evaluation System™ (VINES) CareerQuotient Indicator™ (CQI) to discover your optimal career path, leadership capabilities, strengths, attributes, brain chemistry, trust quotient, and professional relationship recommendations...
Patent Pending, Copyright© 2023, RemotelyMe
START
LOW NOREPINEPHRINE
INSTINCTUAL
SENSING
HIGH SEROTONIN
JUDGING
LOW SEROTONIN
PERCEIVING
PEACEMAKER
Simplify Processes, Avoid Complications
Trusting, Peaceful Environment
Uncomplicated & Simplified Focus
REFORMER
Lead Perfectly, Enforce Procedures
Ethical, Rules-Based Environment
Integrity & Quality Focus
COMMANDING
Ensure Control, Strengthen Teams
Strong, Assertive Environment
Decisive, Uncompromising Focus
HIGH DOPAMINE
EXTROVERTED
INTROVERTED
LOW DOPAMINE
HIGH DOPAMINE
EXTROVERTED
INTROVERTED
LOW DOPAMINE
HIGH DOPAMINE
EXTROVERTED
INTROVERTED
LOW DOPAMINE
REMOTELYME


HITAP™
Soft Skills & Leadership Coaching App
Profile-personalized short courses
• 10-Week High Trust program
• Improves trust, soft skills & leadership scores
• Proven storytelling format
• Cutting-edge visual neuroscience
TAP COURSES
LEARNING & DEVELOPMENT
WEBINARS
EDUCATION EVENTS
HIGH TRUST
PODCASTS
HIGH TRUST
VIDEOS
HIGH TRUST PROFESSIONAL
CERTIFIED
LOW NOREPINEPHRINE
INSTINCTUAL
WELLNESS
BE AT YOUR BEST
COMMUNITY
FORUM EXCHANGE
GORDON ENGLAND
Deputy Defense Secretary
C-SPAN
Leadership coaching from industry & world leaders
REMOTELYME

We are in discussions with three leading software firms to license our solutions to integrate and embed into their solutions.

	Big5 Assessments	Paradox Traitify	pymetrics (a Harver Company)	RemotelyMe
Assessment Capabilities	**Text-Based**	**Visual**	**Game Neuroscience**	**Visual Neuroscience**
Text (analytical brain)	YES	YES	YES	YES
Visual (emotional & instinctual brain)	NO	YES	NO	YES
Neuroscience	NO	NO	YES	YES
Visual neuroscience	NO	NO	NO	YES
Cronbach's Alpha validity	67%[1]	67%[1]	68%[4]	93%
Average completion time	45 min	5 min	25 min	9 min
Average completion rate	66%[3]	96%[2]	97%[2]	97%[2]
Soft skills vs. job requirement analysis	NO	NO	LTD	YES
Trust factor analysis	NO	NO	LTD	YES
Cognitive AI analysis	NO	NO	NO	YES
ATS, candidate scoring, playbooks, DE&I scoring	NO	NO	NO	YES
ChatGPT messaging	NO	NO	NO	YES
Typical cost	$$$	$$	$$$$$	$

1. ScienceAdvances study (Paradox uses BIG 5) 2. Vendor data 3. CriteriaCorp study 4. Game-based SAGE NIH study

We measure & improve soft skills & trust

	HARVARD UNIVERSITY	SHRM	TopResume	Forbes	LinkedIn
Ten Measured & Improved Soft Skills	**Recommended Skills**	**Recommended Skills**	**Recommended Skills**	**Recommended Skills**	**Recommended Skills**
Adaptability		Adaptability	Adaptability	Adaptability	Adaptability
Analytical/ Problem Solving	Problem Solving	Problem Solving	Problem Solving	Problem Solving	
Communications	Communications	Persuasion	Communications	Communications	Communications
Creativity		Creativity	Creativity	Creativity	
Interactivity/ Collaboration	Teamwork	Collaboration	Collaboration		Teamwork/ Collaboration
Optimism vs. Realism (Emotional Intelligence)		Emotional Intelligence	Growth Mindset	Emotional Intelligence	Positive Attitude
Reactivity (Emotional Intelligence)		Emotional Intelligence	Active Listening	Conflict Management	Negotiation/Conflict Resolution
Temperament (Emotional Intelligence)	Influencing	Emotional Intelligence	Emotional Intelligence	Emotional Intelligence	Emotional Intelligence
Leadership	Leadership		Leadership	Leadership	Time Management
Trust	Persuasion	Persuasion	Active Listening	Work Ethics	Work Ethics

Recommended soft skills for job success

Read a few of our customer testimonials here.



Secret Sauce
OXYTOCIN
Trust = oxytocin
There are 10 key ways to increase it:
• Recognition
• Gamification
• Discretion
• Flexibility
• Transparency
• Learning
• Humility
• Collaboration
• Communication
• Cheese (yes! it contains tyrosine)
TAP COURSES
WEBINARS
HIGH TRUST PODCASTS
HIGH TRUST VIDEOS
LOW NOREPINEPHRINE
WELLNESS
COMMUNITY
INSTINCTUAL
10-week program
One course per week
20 min per course

SUCCESS TO DATE



RemotelyMe 2023 Quarterly Revenue
120000
100000
80000
60000
40000
20000
0
Q1 2023
Q2 2023
Q3 2023
Q4 2023



Our Board Advisors
Southwest
RoyalCaribbean INTERNATIONAL
ADT
Walmart
SBA
Hospitalist GROUP
teracloud
CHRO
Julie Weber
CTAO
Ana Sencovici
CPO
David Scott
motelyMe's solutions are
unique and disruptive.”
EOS IMPLEMENTER
7 Advisors
suvida healthcare
HMA HEALTHTECH
udemy
HIGHSPOT
Better Homes and Gardens REAL ESTATE
ALERT ENTERPRISE
sarnova
RGA
MD
Dr. John Belsher
VP HR
Elizabeth Shober
CHRO
Amy Johnson
VP
Mike Kooken

RemotelyMe has been funded exclusively by our founders and a few friendly investors. All our success has been achieved with only "two nickels and a skeleton crew." **Imagine what we can do once fully funded.**

- **Pepperdine Most Fundable Company Silver Award winner:** This entailed months of extensive due diligence by a team of business, finance, technical, and talent experts using Pepperdine's proven data-driven algorithms. Over 3,000 startups applied, and only a handful were winners.
- CxO Board Advisors from **Southwest Airlines, Royal Caribbean, ADT, Walmart**, Udemy, HMA Healthtech, Better Homes and Gardens Real Estate, Entrata, EOS Worldwide, Suvida Healthcare, TeraCloud, SBA Communications, AlertEnterprise, RGA Insurance, Sarnova, and many others.
- Customers, revenue, **patent-pending IP**, strong pipeline, seasoned and proven team.
- **CEO's new book, Start With Who,** documents the science behind our solutions, and Ken Blanchard (The New One Minute Manager) says the book is "thought provoking."
- **Top 25 Work Tech Vendor award** from Starr Conspiracy (leading work tech analyst).
- Society of Human Resources Management (SHRM) **Better Workplaces Challenge Cup Regional Finalist.**
- **Network of 3M+ veterans and families** from our partnership with the Us4Warriors Veterans Foundation. This is planned to expand as we finalize agreements with MilitaryHire.com and U.S. Vets.
- Helped Kollab Youth's customers, including **Wells Fargo, T-Mobile, Target, Enterprise, Cisco,** and others empower hundreds of underserved teens to get accepted to leading universities or companies.

> **RemotelyMe targets the $450B Learning & Development content Total Available Market (TAM) and $60B Soft Skills & Leadership Serviceable Available Market (SAM) segments with >10% CAGR.**
>
> ---
> *The Josh Bersin Company*

BUSINESS MODEL & MARKET

RemotelyMe offers Software as a Service (SaaS) including our 9-min visual neuroscience talent evaluation for soft skills, trust & leadership ($29 pp); LinkedIn cognitive AI pre-assessment app with ChatGPT messaging ($39 MRR); Learning & Development coaching app to improve eval scores ($9 MRR), top performer/leader eval program to analyze scores & match against job roles & candidates ($795); and veterans hiring programs to fill pipelines via our 3M+ veterans network ($1K+ MRR). Also, licensing of our technology to other SaaS firms. Our roadmap (available under NDA) includes our next generation Visual Neuroscience and B2C2B eCommerce SaaS to empower profile-personalized ads & Generative AI content.

RemotelyMe targets the $450B Learning & Development content Total Available Market (TAM) and $60B Soft Skills & Leadership Serviceable Available Market (SAM) segments with >10% CAGR. RemotelyMe offers business to business (B2B) Software as a Service (SaaS) and apps and visual neuroscience licensing to developers for content creation. Analyst Starr Conspiracy selected RemotelyMe as a Top 25 Work Tech Vendor for our disruptive solutions in a fragmented market.


Market
$450B TAM
Learning &
Development
Content
$60B SAM
Soft Skills &
Leadership
Content
$300M SOM
Bottom's Up
Opportunity
Figure 2: Total L&D Spend for Content
$60B
$28.11
Leadership
$31.78
Soft Skills
$24.45
$24.45
$11.82
$51.95
$57.04
$44.82
$40.74
$36.67
$33.41
$32.59
$32.19
Source: The Josh Bersin Company, 2022
REMOTELYME
Sources: Data Bridge, Global Market Est


Roadmap: Visual Neuroscience Storytelling 2.0
Generative AI (Sora) personalization
Increases content retention by 10X
REMOTELYME
Verified by London Business School

PRESS

- RemotelyMe Celebrates Recognition in Entrepreneur Magazine for Most Fundable Company 2023 Award
- RemotelyMe is Honored as a Most Fundable Company by Pepperdine Graziadio Business School
- Startup Starter features RemotelyMe's effort to unleash the visual revolution
- Top Trends in Talent Acquisition for 2023
- Read more press articles here.

TEAM

We are veteran-owned, and our passion is to help our fellow veterans and their families.

Our Board Advisors include CxOs from Southwest Airlines, ADT, Royal Caribbean, Walmart, Udemy, EOS Worldwide, and many others. They frequently validate the need for a new approach to understand who they are really hiring, and how to retain them. One Advisor interviewed for a leading tech firm that required a personality test invented 50 years ago. She is neurodiverse and struggled with this confusing and stressful test. As such, she was not hired. Jim Clifton, CEO of Gallup, commissioned a study asking what's most important for every working adult. The answer? A good job. Our mission, passion, and purpose is to help our fellow veterans, their families, and all workers understand who they really are so they can find and keep a good job.



W. Craig Reed

Chief Executive Officer

Chief Executive Officer, former U.S. Navy Diver, New York Times bestselling author, Harvard Neuroscience certification, co-founder of an Inc. 5000 consulting and recruiting firm, co-founder of three software firms, Marketing MBA, numerous sales and marketing certifications and awards.



Dr. German Fresco

Chief Science Officer

Chief Science Officer, PhD neuroscientist and neurobiologist, successful business owner, Director of the Adaptive Neuroscience Foundation, certified nutritionist, published author.


Salute

Anthony Stewart

Chief Operating Officer

Chief Operating Officer, U.S. Navy submariner, Admin/HR Director for the U.S. Navy SEALs Training Command, HR and NLP certifications, co-founder and CEO of an award-winning veteran's non-profit.



Steve Doolittle

Chief Revenue Officer

Chief Revenue Officer, former NFL linebacker (San Diego Chargers & Buffalo Bills), movie actor, co-founder of a successful marketing agency.



David Hall
Chief Technology Officer

Chief Technology Officer, former Medtronic engineer, published author, Lean Six Sigma Black Belt with a neuroscience pain certification, certified pain management practitioner.



Greg Warrick
Chief Sales Officer

Chief Sales Officer, former VP Sales for a Fortune 50 firm, top producing realtor, executive consultant.



Pam Wallinger
VP Educational Product Marketing

VP Educational Product Marketing, Masters in Educational Science, former award-winning teacher, published author.



Dr. Dania Freudenburg
VP Educational Curriculum Development

PhD in Educational Leadership and Administration, Principal at Thomas Jefferson High School, 12+ years in education and curriculum development.

THANK YOU

Thank you for taking the time to review RemoteyMe's Netcapital offering. As a token of our appreciation, use THIS LINK to receive 67% off our groundbreaking Career Quotient Indicator (CQI) assessment to help accelerate your career. Proceeds benefit the Us4Warriors Veteran's Foundation.

USE OF PROCEEDS

If the offering's maximum amount of $1,200,000 is raised:

Use	Value	% of Proceeds
Sales & Marketing	$516,000	43.0%
Operations, Research, Development	$420,000	35.0%
General & Administrative	$205,200	17.1%
Intermediary fees	$58,800	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in Aretanium Executive Group, Inc., doing business as RemotelyMe. This offering must raise at least $10,000 by May 3, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. RemotelyMe may issue additional securities to raise up to $1,200,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

	5,610,000 shares
×	$1 per share
	$5,610,000 implied valuation

FINANCIALS

RemotelyMe's official name is Aretanium Executive Group, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Twitter
- Facebook

UPDATES

Feb 27, 2024 • Primary offering of 1,200,000 shares at $1

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